Exhibit 1.1

ARBOR REALTY TRUST, INC.
6,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: March 17, 2022

J.P. Morgan Securities LLC
JMP Securities LLC
As Representatives of the several Underwriters named in Schedule I hereto.

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111

Ladies and Gentlemen:

Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 10 hereof), for whom J.P. Morgan Securities LLC and JMP Securities LLC are acting as Representatives (in such capacity, if and as applicable, the “Representatives”), with respect to a total of 6,500,000 shares (the “Initial Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the Initial Securities, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of up to 975,000 additional shares of Common Stock to be issued and sold by the Company to the Underwriters (the “Option Securities”). The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.”

In addition to the Company, Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), also confirms as follows its agreement with the Underwriters.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem it advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (No. 333-242377) covering the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus and the related prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus and the related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement relating to the Securities (the “Preliminary Prospectus Supplement”) and the related base prospectus dated August 7, 2020 (the “Base Prospectus”) in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Preliminary Prospectus.” The final prospectus supplement relating to the Securities (the “Prospectus Supplement”) and the Base Prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, the Disclosure Package (as hereinafter defined) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, as the case may be.

SECTION 1.           Representations and Warranties.

(a)            Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership each, severally and jointly, represents and warrants to the Underwriters as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(1)              Compliance with Registration Requirements. The Company meets the requirements for use of an automatic shelf registration statement, as defined in Rule 405, on Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement became effective upon filing under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. The initial effective date of the Registration Statement was not earlier than the date three years before the date hereof.

  At the respective times the Registration Statement and any post-effective amendments thereto became or become effective and at the Registration Statement’s “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   The Prospectus, and any amendments or supplements thereto, as of its date, at the date hereof and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, does not, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission. Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

  As of the Initial Sale Time (as defined below), the Preliminary Prospectus, any Issuer Free Writing Prospectus (as defined below) identified on Schedule II hereto and the information included on Schedule III hereto, all considered together (collectively, the “Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any Preliminary Prospectus or any amendments or supplements thereto, the Prospectus or any amendments or supplements thereto, or the Disclosure Package made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or any post-effective amendment thereto, any Preliminary Prospectus or any amendments or supplements thereto, the Prospectus or any amendments or supplements thereto, any Issuer Free Writing Prospectus, any road show or the Disclosure Package (the “Underwriter Information”). The parties acknowledge and agree that the Underwriter Information consists solely of the material included in the first sentence of paragraph 4, the first sentence of paragraph 10 and the third and fourth sentences of paragraph 11, each relating to price stabilization activities, the first sentence of paragraph 12 and paragraph 13 relating to electronic prospectus delivery under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 6:10 p.m. (New York City time) on March 17, 2022 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(2)              Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the Registration Statement’s “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and (c) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)              Company Not Ineligible Issuer. As of the date of the execution and delivery of this Agreement, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations).

(4)              WKSI. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or in the form of a prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Initial Sale Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405). The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the 1933 Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event in connection with the filing of the Prospectus Supplement.

(5)              Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed in Schedule II hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date as of which the Company notified or notifies the Representatives as described in Section 3(a)(5) of this Agreement, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not and, at the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

(6)              Company Authorization of Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

(7)              Operating Partnership Authorization of Agreement. The Operating Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement and the transactions contemplated herein have been duly and validly authorized by the Operating Partnership and this Agreement has been duly and validly executed and delivered by the Operating Partnership.

(8)              [Reserved.]

(9)              Distribution of Offering Material by the Company. The Company and its affiliates have not distributed and will not distribute, prior to the later of the Option Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any written offering material in connection with the offering and sale of the Securities other than the Prospectus, the Registration Statement or any Issuer Free Writing Prospectus.

(10)            Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, and the Public Company Accounting Oversight Board (United States).

(11)            Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its subsidiaries, together with the related schedules (if any) and notes, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act. The supporting schedules, if any, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. There are no financial statements or schedules required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act which are not so included. If applicable, the unaudited pro forma financial information (including the related notes) incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included in the Registration Statement, the Disclosure Package or the Prospectus which is not so included. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(12)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries that are material with respect to the Company and its subsidiaries considered as one enterprise, (C) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred or undertaken any liabilities or obligations, direct or contingent, in each case which are material to the Company and its subsidiaries, including without limitation the Operating Partnership, considered as one enterprise, except for agreements, transactions, liabilities or obligations which are described in the Registration Statement, the Disclosure Package and the Prospectus, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(13)            Good Standing of the Company and the Operating Partnership. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Company and the Operating Partnership is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New York) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(14)            The Partnership Agreement. The Fourth Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership, as amended on August 25, 2021, October 12, 2021 and February 7, 2022, among Arbor Realty GPOP, Inc., a Delaware corporation, Arbor Realty LPOP, Inc., a Delaware corporation, Arbor Commercial Mortgage, LLC, a New York limited liability company and the former manager of the Company and the Operating Partnership (together with its affiliates, the “Former Manager”), and the Company, has been duly and validly authorized, executed and delivered by the Company (through its direct subsidiaries) and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(15)            Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and except for pledges of equity of certain of the Company’s subsidiaries in connection with the Company’s financing agreements, all of the issued and outstanding stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, and, in the case of each subsidiary that is a corporation, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each, a “Lien”); and none of the outstanding shares of stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Schedule IV hereto, and Schedule IV accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

(16)            Capitalization. As of the date hereof, there are 500,000,000 shares of the Common Stock authorized and 152,763,786 shares of Common Stock issued and outstanding. As of the date hereof, there are 100,000,000 shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), authorized and 42,617,095 shares of Preferred Stock issued and outstanding, (i) 9,200,000 of which are classified as shares of the Company’s 6.375% Series D Cumulative Redeemable Preferred Stock, (ii) 5,750,000 of which are classified as shares of the Company’s 6.25% Series E Cumulative Redeemable Preferred Stock, (iii) 11,342,000 of which are classified as shares of the Company’s 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock and (iv) 16,325,095 of which are classified as shares of the Company’s Special Voting Preferred Stock. The issued and outstanding shares of stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and none of the outstanding shares of stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The authorized, issued and outstanding units of partnership interest in the Operating Partnership (the “OP Units”), have been duly authorized and validly issued; and all of such OP Units have been sold in compliance with applicable laws (including, without limitation, federal and state securities laws).

(17)            Authorization of the Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive right, right of first refusal or other similar right of any securityholder of the Company or any other person.

(18)            Description of Securities. The Common Stock conforms in all material respects to the description thereof contained in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Description of Capital Stock—Common Stock” and such description conforms to the rights set forth in the Company’s charter and bylaws.

(19)            Absence of Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their respective subsidiaries is (i) in violation of its Organizational Documents (as defined below) or (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except, in the case of clause (ii) above, for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance of Securities and the consummation of the other transactions contemplated herein and therein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Company and the Operating Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under any Company Documents, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries, nor will such action result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. The term “Company Documents” as used herein means any contracts, indentures, guarantees, mortgages, deeds of trust, loan or credit agreements, letter of credit facilities, security agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their respective subsidiaries is subject. The term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(20)            Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

(21)            Absence of Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Prospectus. To the knowledge of the Company or the Operating Partnership, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries except as would not have a Material Adverse Effect or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Prospectus.

(22)            Accuracy of Descriptions and Exhibits. The information in the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock” and “U.S. Federal Income Tax Considerations” is correct in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(23)            Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Disclosure Package and the Prospectus and as proposed to be conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, might result in a Material Adverse Effect.

(24)            Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company or the Operating Partnership, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by this Agreement and the Prospectus, except such as have been or will be obtained under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(25)            Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) as are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(26)            Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Operating Partnership nor any of the subsidiaries of the Company is an “investment company” as defined in the Investment Company Act.

(27)            Absence of Registration Rights. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act.

(28)            Joint Ventures. All of the joint ventures in which the Company or any subsidiary owns any interest (the “Joint Ventures”) are listed on Schedule V hereto. The Company’s or subsidiary’s ownership interest in such Joint Venture is set forth in Schedule V.

(29)            Parties to Lock-Up Agreements. Each of the Former Manager and the Company’s directors and officers have, as of the Closing Date, executed and delivered to the Representatives a lock-up agreement in the form of Exhibit A hereto. Schedule VI hereto contains a true, complete and correct list of all directors and officers of the Company and the Former Manager. During the 30-day period set forth in the lock-up agreement, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of the Representatives. All stock options that may be issued by the Company at any time during the Restricted Period (as defined in Exhibit A hereto) will provide, in each case pursuant to written stock option agreements or similar agreements executed and delivered by the holders of such stock options, that the holders of such stock options will not effect any public sale or distribution (including sales pursuant to Rule 144 under the 1933 Act) of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the Restricted Period; and, during the Restricted Period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of the Representatives.

(30)            Stop Transfer Instructions. The Company has, with respect to all Common Stock (other than Securities to be sold pursuant to this Agreement) and other capital stock and all securities convertible into, or exercisable or exchangeable for, Common Stock or other capital stock owned or held (of record or beneficially) by any of the persons who, as described in the immediately preceding paragraph, have entered into lock-up agreements in the form of Exhibit A hereto, provided written directions to the transfer agent or other registrar to use commercially reasonable efforts to implement stop transfer procedures with respect to such securities during the Restricted Period; and, during the Restricted Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(31)            1934 Act Registration; New York Stock Exchange. The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act. The outstanding shares of Common Stock have been, and the Securities being sold hereunder will have been, approved for listing, subject only to official notice of issuance, on the NYSE.

(32)            FINRA Matters. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA is true, complete and correct.

(33)            Insurance. The Company, the Operating Partnership and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company, the Operating Partnership or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company, the Operating Partnership nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company, the Operating Partnership nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Without limitation to the foregoing provisions of this Section 1(a)(33), and such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, the Operating Partnership and their respective subsidiaries have title insurance on any real property currently leased or owned or controlled by them or to be leased or owned or to be controlled by them (collectively, the “Real Property”), in each case in an amount at least equal to the original cost of acquisition, and the Company, the Operating Partnership and their respective subsidiaries are entitled to all benefits of the insured thereunder, and each such Real Property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries (in the markets in which the Company’s and subsidiaries’ respective Real Properties are located), and the Company, the Operating Partnership and their respective subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries (in the markets in which the Company’s, the Operating Partnership’s and their respective subsidiaries’ respective Real Properties are located) and the Company, the Operating Partnership or one of their respective subsidiaries is named as an additional insured on all policies required under the leases for such properties. With respect to mortgage loans extended by the Company and its subsidiaries, the Company or its subsidiary has one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the real property underlying such loans with coverages, in the aggregate, equal to at least the maximum aggregate principal amount of such loan.

(34)            Disclosure Controls and Procedures. The Company and the Operating Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, particularly during the preparation of the reports that it files or submits under the 1934 Act; and (ii) are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(35)            Accounting Controls. The Company, the Operating Partnership and each of their respective subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(36)            Absence of Manipulation. Each of the Company and the Operating Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(37)            Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate as of the respective dates of such documents, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(38)            Foreign Corrupt Practices Act. Neither the Company, the Operating Partnership nor any of their respective subsidiaries, nor to the knowledge of the Company or the Operating Partnership, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Operating Partnership and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(39)            Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(40)            No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company or the Operating Partnership, any directors, officers or employees, agents, affiliates or other persons acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(41)            Lending Relationship. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Underwriters or any affiliate of the Underwriters.

(42)            Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(43)            ERISA. Except as set forth in the Company’s financial statements, each of the Company and the Operating Partnership does not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”).

(44)            REIT Status. Commencing with the Company’s taxable year ended December 31, 2003, and the taxable year ended December 31, 2005 of Arbor Realty SR, Inc., a Maryland corporation (the “Private REIT”), each of the Company and the Private REIT has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and each of the Company’s and the Private REIT’s current and proposed method of operations as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022 and thereafter. The Company does not know of any event that would cause or is likely to cause either the Company or the Private REIT to fail to qualify as a REIT under the Code at any time.

(45)            Tax Opinion. With respect to the legal opinion as to federal income tax matters provided to the Underwriters pursuant to Section 5(c) hereof, the Company’s representatives have discussed with its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, the officer’s certificate supporting such opinion, and where representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service or other relevant authority, the Company’s representatives are satisfied after their discussions with their counsel in their understanding of such terms and are capable of making such representations.

(46)            Tax Returns. All tax returns required to be filed as of the date hereof by the Company and each of its subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(47)            No Unlawful Contributions or Other Payments. Neither the Company, the Operating Partnership nor any subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company, the Operating Partnership or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(48)            Brokers and Finders. Neither the Company, the Operating Partnership nor any subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(49)            No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.

(50)            Title to Real and Personal Property. (i) The Company and its subsidiaries, including the Operating Partnership, have (or in the case of a Joint Venture, such limited partnership, limited liability company or other joint venture entity has) good and marketable title in fee simple to, or a valid leasehold interest in, the Real Property and good and marketable title to any and all personal property owned by the Company or any of its subsidiaries that is material to the business of the Company or the Operating Partnership, in each case free and clear of all Liens, except as described in the Prospectus or such as would not reasonably be expected to result in a Material Adverse Effect; and any real property, buildings and equipment held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (the “Leases”) with such exceptions as are disclosed in the Prospectus or such as would not reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such Real Properties, personal property or Leases or affecting or questioning the rights of the Company to the continued ownership, lease, possession or occupancy of such Real Properties, personal property or Leases, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under the leases, if any, for the Real Properties has an option or right of first refusal or any other right to purchase any of such Real Properties, except as disclosed in the Prospectus; (iv) each of the Real Properties has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, have a Material Adverse Effect; (v) each of the Real Properties is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, have a Material Adverse Effect; (vi) each of the Real Properties complies with all applicable codes and zoning and subdivision laws and regulations, except for such failure to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the Leases are in full force and effect, except where the failure to be in full force or effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such Leases or in any other default thereunder and neither the Company nor any of its subsidiaries knows or an event which, with the passage of time or the giving of notice or both, would constitute a default under any such Lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (viii) there is no pending or, to the knowledge of the Company or its subsidiaries, threatened condemnation, zoning change, or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on or access to any Real Property, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(51)            Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement, and the Disclosure Package and the Prospectus: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property at any time, or to the knowledge of the Company, any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as hereinafter defined) or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in material compliance with all applicable Environmental Statues or by the Company, any of its subsidiaries or, to the knowledge of the Company, any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (iii) the Company and the Operating Partnership do not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in material compliance with Environmental Statutes; (iv) neither the Company nor any of its subsidiaries has received any notice of, or has knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company or any of its subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute; and (v) neither the Real Property is included nor, to the Company’s or the Operating Partnership’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency or, to the Company’s or to the Operating Partnership’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any governmental authority.

(52)            Compliance with ADA. The Company and its subsidiaries and each Real Property are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

(53)            No Breach or Default under Loans. To the Company’s knowledge, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to the debt instruments acquired or originated by the Company (collectively, the “Loans”) which breach or default, if uncured, would result in a Material Adverse Effect. To the Company’s knowledge without due inquiry, there is no breach or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to any loans senior to the Loans, which breach or default, if uncured, would result in a Material Adverse Effect.

(54)            Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(55)            No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the 1934 Act.

(56)            Cybersecurity; Data Protection. To the Company’s knowledge, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, the “Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except in each case as would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)            Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $16.57 per share (the “Purchase Price”), the number of Initial Securities set forth on Schedule I hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)            Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 975,000 shares of Common Stock at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, and may be the Closing Date (as hereinafter defined), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)            Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on March 22, 2022, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at 9:00 a.m. at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

SECTION 3.           Covenants of the Company and the Operating Partnership.

(a)            Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants and agrees with the Underwriters as follows:

(1)              Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(2) of this Agreement, will comply with the requirements of Rule 430B and will notify the Representatives promptly (i) of the receipt of any comments from the Commission, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus and prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that either or both of them was not, will promptly file such prospectus and/or prospectus supplement. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(2)              Filing of Amendments. During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required under the 1933 Act or the 1934 Act to be delivered in connection with sales by the Underwriters or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company will furnish to the Representatives for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives reasonably object.

(3)              Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and their counsel, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, to the extent not publicly available on EDGAR. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4)              Delivery of Prospectuses. The Company has delivered or will deliver to the Underwriters, without charge, as many copies of the Prospectus as the Underwriters reasonably requested and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request, to the extent such Prospectus is not publicly available on EDGAR. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5)              Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(2) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(6)              Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act); provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule II hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(7)              Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications so long as required for distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(8)              Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(9)              Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(10)            Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(11)            Restriction on Sale of Securities. For a period of 30 days after the date of this Agreement, each of the Company and the Operating Partnership will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Securities to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans.

(12)            Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(13)            Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(a)(2) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriters and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(14)            REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to be so qualified.

(15)            Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(16)            Company Not an “Investment Company.” The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and will in the future conduct its and the Operating Partnership’s affairs, in such a manner and will use its commercially reasonable best efforts to ensure that the Company and the Operating Partnership will not be an “investment company” within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder.

(17)            No Price Stabilization or Manipulation. Neither the Company nor the Operating Partnership or their subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the 1934 Act in connection with the distribution of the Securities contemplated hereby.

SECTION 4.           Payment of Expenses.

(a)            Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(7) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (iv) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities, (v) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the FINRA of the terms of the sale of the Securities in an amount not to exceed $5,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (x) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Securities made by the Underwriters where such reformation relates to any inaccuracy or breach of the representation set forth in the third paragraph of Section 1(a)(1) of this Agreement.

(b)            Termination of Agreement. If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 5.           Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any executive officer of the Company, the Operating Partnership or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing and such number of copies of the Prospectus as the Underwriters shall have reasonably requested.

(b)            No Material Adverse Change. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business.

(c)            Opinions of Counsel for Company. At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Operating Partnership, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company and the Operating Partnership, (iii) Debevoise & Plimpton LLP, special counsel for the Company and the Operating Partnership, and (iv) Venable LLP, special counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for the Underwriters.

(d)            Opinion of Counsel for Underwriters. At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of Cooley LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably request. In giving such opinion, Cooley LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Venable LLP referred to in Section 5(c) above.

(e)            Officers’ Certificate. At the Closing Date, the Underwriters shall have received a certificate of the Chief Financial Officer or Chief Accounting Officer of the Company and one additional senior executive of the Company who is satisfactory to the Representatives, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company and the Operating Partnership to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of the Registration Statement’s “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the Closing Date, or the Disclosure Package, as of the Initial Sale Time, or the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and the Operating Partnership, respectively, contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g)           [Reserved.]

(h)            Bring-down Comfort Letter. At the Closing Date, the Underwriters shall have received from Ernst & Young LLP, a letter, dated as of the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to for the carrying out of procedures shall be a date not more than two business days prior to the Closing Date.

(i)             Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)             Lock-up Agreements. Prior to the Closing Date, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons and entities listed in Schedule VI hereto.

(k)            Conditions to Purchase of Option Securities. In the event that the Underwriters exercise the option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Underwriters shall have received:

(1)            Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Financial Officer or Chief Accounting Officer of the Company and one additional senior executive of the Company who is satisfactory to the Representatives, as specified in Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2)            Opinions of Counsel for Company. The opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Operating Partnership (ii) Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company and the Operating Partnership, (iii) Debevoise & Plimpton LLP and (iv) Venable LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(3)            Opinion of Counsel for Underwriters. The opinion of Cooley LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(4)            Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Option Closing Date.

(l)             Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company, and the Operating Partnership in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(m)           Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 4, 6 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification and Contribution.

(a)            Indemnification of the Underwriters. Each of the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), any “road show” as defined in Rule 433(h) under the 1933 Act (a “road show”) or any Disclosure Package (including any Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information.

(b)            Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information.

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Operating Partnership from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

SECTION 7.           Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of executive officers of the Company and the Operating Partnership or any of their subsidiaries, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, its affiliates or selling agents, or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.           Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Option Closing Date (i) trading generally shall have been suspended or materially limited on or by any of NYSE or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

SECTION 10.         Defaulting Underwriter.

(a)            If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Disclosure Package and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Disclosure Package and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase Securities on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

SECTION 11.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters or the Representatives shall be directed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: 212-622-8358; and JMP Securities LLC, 600 Montgomery Street, Suite 1100 San Francisco, California 94111, Attention: Equity Securities, fax: 415-835-8920; with a copy (which shall not constitute notice) to Cooley, LLP, 55 Hudson Yards, New York, New York, 10001, Attention: Daniel I. Goldberg and Joshua A. Kaufman; notices to the Company, the Operating Partnership shall be directed to them c/o Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Paul Elenio, Chief Financial Officer and Treasurer, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: David J. Goldschmidt.

SECTION 12.         Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.         Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.         Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Underwriters’ investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 16.         Absence of Fiduciary Relationship.

The Company and the Operating Partnership acknowledge and agree that:

(a)            the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or the Operating Partnership and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company, or the Operating Partnership on other matters;

(b)            the price of the Securities set forth in this Agreement was established by the Company and the Underwriters following discussions and arm’s-length negotiations with the Underwriters and the Company, and the Company, and the Operating Partnership are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            they have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership, and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)            they waive, to the fullest extent permitted by law, any claims they may have against the Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Operating Partnership.

SECTION 17.         Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the 1933 Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the 1933 Act.

SECTION 18.         Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 19.         Miscellaneous.

(a)            Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(c)            Recognition of the U.S. Special Resolution Regimes.

(i)             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19(c):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(d)           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

(e)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

ARBOR REALTY LIMITED PARTNERSHIP

By:	Arbor Realty GPOP, Inc., its
General Partner

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

[Signature page to Underwriting Agreement]

Accepted: as of the date first written above, on behalf of themselves and the several other Underwriters named on Schedule I hereto:

J.P. Morgan Securities LLC

By:	/s/ Michael Rhodes
Name:	Michael Rhodes
Title:	Executive Director

JMP Securities LLC

By:	/s/ Tosh Chandra
Name:	Tosh Chandra
Title:	Managing Director

[Signature page to Underwriting Agreement]

Schedule I

Underwriter	Number of Initial Securities
J.P. Morgan Securities LLC	3,575,000
JMP Securities LLC	2,275,000
Raymond James & Associates, Inc.	650,000
Total	6,500,000

Schedule II

Issuer Free Writing Prospectuses

None.

Schedule III

Oral Pricing Information

ARBOR REALTY TRUST, INC.

6,500,000 Shares of Common Stock

Pricing Script

The underwriters orally conveyed the following information to purchasers at or prior to the Initial Sale Time:

●	The public offering price is variable.

●	The number of shares of Common Stock sold to the Underwriters by the Company is 6,500,000.

●	The Company has granted the Underwriters an option to purchase up to an additional 975,000 shares of Common Stock.

Schedule IV

Significant Subsidiaries

Name	Jurisdiction of Organization	Type of Entity
Arbor Realty GPOP, Inc.	Delaware	Corporation

Arbor Realty Limited Partnership	Delaware	Limited Partnership (general partner is Arbor Realty GPOP, Inc.)
ARSR Holdings, LLC	Delaware	Limited Liability Company (majority member is Arbor Realty Limited Partnership)
Arbor Realty SR, Inc.	Maryland	Corporation
Arbor Realty Commercial Real Estate Notes 2018-FL1 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2019-FL2 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2020-FL1 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2021-FL1 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2021-FL2 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2021-FL3 Ltd	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2021-FL4 Ltd	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2022-FL1 Ltd	Cayman Islands	Exempted Company with Limited Liability
ARSR Alpine LLC	Delaware	Limited Liability Company (classified as Corporation for tax purposes)
Arbor Private Label, LLC	Delaware	Limited Liability Company (classified as Corporation for tax purposes)
ART Cardinal, LLC	Delaware	Limited Liability Company (classified as Corporation for tax purposes)

Schedule V

Joint Ventures

Name	Percentage of Ownership	Jurisdiction of Organization	Type of Entity
ABT ESI, LLC	23.75%	Delaware	Limited Liability Company
420 Fifth Associates, LLC	80.00%	Delaware	Limited Liability Company
Legacy Equity Investment Group LLC	51.33%	Delaware	Limited Liability Company
PE 25 LLC	42.00%	Delaware	Limited Liability Company
AR Prime LLC	66.67%	Delaware	Limited Liability Company
JT Prime LLC	50.00%	Delaware	Limited Liability Company
WSC Investors, LLC	50.00%	Delaware	Limited Liability Company
East River Portfolio Holdings LLC	5.00%	Delaware	Limited Liability Company
Arbor 1277 PE LLC	50.00%	Delaware	Limited Liability Company
Southern JV LLC	0.10%	Delaware	Limited Liability Company
Multistate Residential LLC	15.00%	Delaware	Limited Liability Company
Multistate Residential II LLC	15.00%	Delaware	Limited Liability Company
Vermont NH Holdings LP	78.08%	Delaware	Limited Partnership
420 East 80th LLC	22.00%	Delaware	Limited Liability Company
Newport Commons I, LLC	N/A	Delaware	Limited Liability Company
Newport Commons II, LLC	N/A	Delaware	Limited Liability Company
United 945 82nd Parkway Fee, LLC	N/A	Delaware	Limited Liability Company
Virginia Assets LLC	22.00%	Delaware	Limited Liability Company
HC West Campus I Preferred, LLC	N/A	Delaware	Limited Liability Company
Neshaminy Holdings II LLC	N/A	Delaware	Limited Liability Company
Neshaminy Holdings II LLC	20.00%	Delaware	Limited Liability Company
Driggs Mezz, LLC	N/A	Delaware	Limited Liability Company
AMAC Holdings III LLC	17.65%	Delaware	Limited Liability Company
Kahn Associates, LLC	0.10%	Delaware	Limited Liability Company
Arbor Residential Investor, LLC	38.49%	Delaware	Limited Liability Company
NP Sol Y Luna Equity, LLC	N/A	Delaware	Limited Liability Company
114 East 25th Ventures JV LLC	N/A	Delaware	Limited Liability Company
MDO-AHV Katy Member, LLC	N/A	Delaware	Limited Liability Company
MDO-AHV Frame Member, LLC	N/A	Delaware	Limited Liability Company

Schedule VI

Parties signing lock up agreements pursuant to Section 1(a)(29)

1.	Arbor Commercial Mortgage, LLC

2.	Ivan Kaufman

3.	Paul Elenio

4.	Fred Weber

5.	Gene Kilgore

6.	John J. Bishar, Jr.

7.	Andy Guziewicz

8.	John Natalone

9.	Thomas Ridings

10.	John Caulfield

11.	Melvin F. Lazar

12.	George Tsunis

13.	William C. Green

14.	Kenneth J. Bacon

15.	Archie R. Dykes

16.	Joseph Martello

17.	Edward Farrell

18.	Elliot Schwartz

19.	Dennis van der Reis

20.	Howard Leiner

21.	Steven Katz

22.	Caryn Effron

Exhibit A

Form of Lock-Up Agreement

March 17, 2022

J.P. Morgan Securities LLC

JMP Securities LLC

As Representatives of the several Underwriters named on Schedule I to the

Underwriting Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Re:         Arbor Realty Trust, Inc. – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), and Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock of the Company, par value $0.01 per share (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and JMP Securities LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 30 days after the date of the Underwriting Agreement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to undertake any of the foregoing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Notwithstanding the restrictions noted above, the undersigned may transfer Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant): (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) to a nominee or custodian of a person or entity to whom transfers would be permitted under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency, (vii) in connection with the vesting or settlement of restricted stock units or the “net” or “cashless” exercise of options, warrants or other rights to purchase shares of Common Stock (for purposes of exercising such options, warrants or rights, including any transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or other rights), in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the prospectus supplement related to the Public Offering and (viii) if the undersigned is an executive officer, to the Company upon death, disability, or termination of employment, in each case, of such executive officer; provided that (a) in the case of any transfer or distribution pursuant to clauses (i) through (v) above, each donee or distributee shall execute and deliver to J.P. Morgan Securities LLC and JMP Securities LLC a lock-up letter in the form of this Letter Agreement and (b) in the case of any transfer or distribution pursuant to clauses (i) through (v) above, such transfer or distribution shall not be for value; and provided, further, that in the case of any transfer or distribution pursuant to clauses (i), (iii), (iv) and (v), during the Restricted Period no public reports or filings (including filings under Section 16(a) of the 1934 Act) reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made; and provided further, that in the case of any transfer or distribution pursuant to clauses (ii), (vi) (vii) and (viii) above, during the Restricted Period, no public reports or filings (including filings under Section 16(a) of the 1934 Act) reporting a reduction in beneficial ownership of Common Stock shall be voluntarily made, and any such reports or filings required under Section 16(a) of the 1934 Act shall indicate in the notes thereto or otherwise that the filing relates to the circumstances described in clauses (ii), (vi), (vii) or (viii), as applicable. [In addition, the undersigned may transfer operating partnership units of the Operating Partnership (“OP Units”) to members of the undersigned, provided that in each case, each of such members shall execute and deliver to J.P. Morgan Securities LLC and JMP Securities LLC a lock-up letter in the form of this Letter Agreement, the transfer shall not be for value and, during the Restricted Period, no public reports or filings (including filings under Section 16(a) of the 1934 Act) reporting a reduction in beneficial ownership of Common Stock shall be voluntarily made, and any such reports or filings required under Section 16(a) of the 1934 Act shall indicate in the notes thereto or otherwise that the filing relates to the circumstances described in this sentence and such OP Units and shares of Common Stock issuable upon redemption of such OP Units remain subject to the terms of this Letter Agreement.]1

1 To be included in the Arbor Commercial Mortgage, LLC lock-up only.

A-2

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the shares of Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by April 15, 2022, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

A-3

Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)